This proxy when properly executed will be voted as directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" all the nominees for director listed in Item (1) below, "FOR" Item
(2) below and "FOR" Item (3) below.

                                             VOTES


1.-Election of Directors      NOMINEES: Darryl F. Allen, James E. Perrella
FOR all nominees   WITHHOLD             and Harry C. Stonecipher
(except as marked  AUTHORITY for    (To withhold authority to vote for any
to the contrary)   all nominees     individual nominee, write that nominee's
                                    name on the space provided below.)
                              ________________________________________________


2.-Approval of the 1994            3.-Confirm appointment of Ernst & Young as
   Long-Term Incentive Plan.          independent auditors.


 FOR   AGAINST   ABSTAIN         FOR     AGAINST     ABSTAIN


                              Dated:...................................., 1994

                              ................................................
                                             Signature of Shareholder

                              ................................................
                                Signature of Shareholder (if held jointly)
                     Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. A proxy for shares held jointly by two or more persons should be signed by all.



PLEASE COMPLETE, DATE, SIGN, AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE



CINCINNATI MILACRON INC.                                                PROXY
4701 Marburg Avenue        This proxy is solicited on behalf of the Board of
Cincinnati, Ohio 45209     Directors

      Proxy for Annual Meeting of Shareholders To Be Held April 26, 1994


     James A. D. Geier, Lyle Everingham and Joseph A. Steger (each with power to act alone and power of substitution) are hereby authorized to represent and to vote all the shares of stock held of record by the undersigned at the Annual Meeting of Shareholders to be held April 26, 1994, and any adjournment thereof, on all business that may properly come before the meeting, including the election of directors, approval of the 1994 Long-Term Incentive Plan and the confirmation of the appointment of auditors.





                        (Continued and to be signed on reverse side)